SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)


        Colorado                                                 84-1057605
(State of incorporation)                                     (I.R.S. Employer
                                                             Identification No.)
 1465 Kelly Johnson Boulevard
   Colorado Springs, Colorado                                      80920
(Address of Principal Executive Offices)                         (Zip Code)


                      1994 Non-Qualified Stock Option Plan
                            (Full title of the plan)

                               Douglas M. Mitchell
     President, Chief Executive Officer and Chief Financial Officer (acting)
                               Simtek Corporation
                          1465 Kelly Johnson Boulevard
                           Colorado Springs, CO 80920
                                 (719) 531-9444
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
    Title of                             maximum      maximum
   securities             Amount         offering     aggregate     Amount of
     to be                 to be          price       offering    registration
   registered          registered(1)   per share(2)    price          fee
--------------------------------------------------------------------------------

Common Stock,
par value $.01
per share ........... 1,000,000 shs      $0.1875      $187,500       $64.66

--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)  Represents the average of the bid and asked price as of April 9, 1999.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant's annual report for the fiscal year ended December 31, 1998 and all other reports of the registrant filed since the end of the fiscal year ended December 31, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference thereto. In addition, the description of the registrant's common stock, par value $.01 per share ("Common Stock"), contained in the registrant's registration statement for such Common Stock under the Exchange Act, including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's articles of incorporation contain a provision limiting the liability of the registrant's directors to the fullest extent permitted under Colorado law. Under Colorado law, a corporation may limit the personal liability of a director to the corporation and its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) certain acts specified by Colorado law, and (d) transactions from which the director derives an improper benefit.

         Colorado law also grants corporations incorporated under the laws of Colorado the right to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. The registrant's articles of incorporation provide for extensive indemnification of the registrant's directors, officers, employees and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


         4.1     1994 Non-Qualified Stock Option Plan(2)
         4.2     First Amendment to 1994 Non-Qualified Stock Option Plan(2)
         4.3     Second Amendment to 1994 Non-Qualified Stock Option Plan(2)
         4.4 Form of option agreement between registrant and participants in the 1994 Non-Qualified Stock Option Plan(2)

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

         4.5     Third Amendment to 1994 Non-Qualified Stock Option Plan.
         5.1 Opinion and consent of Holme Roberts & Owen LLC regarding legality of issuance.
         23.1    Consent of Hein + Associates LLP(1).
         23.2    Consent of Holme Roberts & Owen LLC (included in Exhibit 5.1).

----------------------
(1)      Filed as an exhibit to material incorporated by reference.
(2) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. NO. 33-98294) filed with the Commission on October 19, 1995.


ITEM 9.  UNDERTAKINGS.

         The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (I) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (III) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (I) and (II) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on April 14, 1999.


                                         SIMTEK CORPORATION


                                         By /S/DOUGLAS M. MITCHELL
                                           -------------------------------------
                                           Douglas M. Mitchell
                                           President, Chief Executive Officer
                                             and Chief Financial Officer(acting)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                          Title                        Date
      ---------                          -----                        ----


 /S/ DOUGLAS MITCHELL
     ---------------------       President, Chief Executive       April 14, 1999
     Douglas M. Mitchell         Officer, Chief Financial
                                 Officer (acting) and Director


 /S/ ROBERT H. KEELEY            Director                         April 14, 1999
     ---------------------
     Robert H. Keeley


 /S/ KLAUS WIEMER
     ---------------------       Director                         April 14, 1999
     Klaus Wiemer


/S/ KIMBERLEY CAROTHERS          Director                         April 14, 1999
    ----------------------
    Kimberley Carothers






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


                               SIMTEK CORPORATION

                                    Form S-8


                                  EXHIBIT INDEX

Number                  Description
------                  -----------

 4.5      Third Amendment to 1994 Non-Qualified Stock
          Option Plan.
 5.1      Opinion of Holme Roberts & Owen LLC
23.1      Consent of Independent Accountants - Hein + Associates LLP












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